Exhibit 4.1
AWH
INCORPORATED UNDER THE LAWS OF BERMUDA
COMMON SHARES CUSIP G0219G 20 3 SEE REVERSE FOR CERTAIN DEFINITIONS
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE US $0.03 PER SHARE, OF Countersigned and Registered: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, (New York, N.Y.) Transfer Agent and Registrar By Authorized Signature PRESIDENT AND CHIEF EXECUTIVE OFFICER SECRETARY Allied World Assurance Company Holdings, Ltd transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Amended and Restated Bye-Laws of the Company, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the seal of the Company and the signatures of its duly authorized officers. Dated
AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: RICHARD JOHNS 212-2629-0339 X 1
7 / LIVE JOBS / A / ALLIED WORLD 23117 FC PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF: JUNE 5, 2006 ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD. TSB 23117 FACE OPERATOR: Ron/Teresa REV. 4 COLORS SELECTED FOR PRINTING: Logo prints in PMS 2727. Intaglio print in PMS 2727 and Black. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT – .........................Custodian.........................
TEN ENT	-	as tenants by the entireties	(Cust)	(Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act.........................
		in common	(State)
Additional abbreviations may also be used though not in the above list.
For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                          shares represented by the within certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                           Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714

711 ARMSTRONG LANE	PROOF OF: APRIL 13, 2006

COLUMBIA, TENNESSEE 38401	ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD.

(931) 388-3003	TSB 23117 BK

SALES: RICHARD JOHNS 212-2629-0339 X 1	OPERATOR: Ron/Teresa

7 / LIVE JOBS / A / ALLIED WORLD 23117 BK	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: AS IS MAKE CHANGES AND SEND ANOTHER PROOF